As filed with the Securities and Exchange Commission on May 21, 1998.
            Registration Nos. 2-90239, 33-30769, 33-31496, 33-31500, 33-38579,
                              33-50699,33-52291, 33-58447, 33-65179, 333-22947,
                              333-30459 and 333-45231



                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                        POST-EFFECTIVE AMENDMENT No. 1
                                      TO
                                   FORM S-8
                            REGISTRATION STATEMENT

                                    Under

                          The Securities Act of 1933

                           HEWLETT-PACKARD COMPANY

           (Exact name of Registrant as specified in its charter)

              Delaware                          94-1081436
     (State of incorporation)      (I.R.S. Employer Identification No.)

                            3000 Hanover Street
                            Palo Alto, CA  94304
  (Address, including zip code, of Registrant's principal executive offices)

                Foreign Employee Stock Option Conversion Plan
                          1987 Director Option Plan
         Employee Stock Purchase Plan/Service Anniversary Stock Plan
                   1989 Apollo Stock Option Conversion Plan
                           1990 Incentive Stock Plan
                   1993 Metrix Stock Option Conversion Plan
                      EESOF Stock Option Conversion Plan
               Hewlett-Packard Company 1995 Incentive Stock Plan
                   1995 Convex Stock Option Conversion Plan
               Hewlett-Packard Company 1997 Director Stock Plan
    VeriFone, Inc. Amended and Restated 1992 Non-Employee Directors' Stock
                                 Option Plan
        VeriFone, Inc. Amended and Restated Incentive Stock Option Plan VeriFone,Inc. Amended and Restated 1987 Supplemental Stock Option Plan
        Enterprise Integration Technologies Corporation 1991 Stock Plan
        VeriFone, Inc. Amended and Restated Employee Stock Purchase Plan
         VeriFone, Inc. 1997 Non-Qualified Employee Stock Purchase Plan
                           (Full title of the plans)

                           D. Craig Nordlund, Esq.
                   Associate General Counsel and Secretary
                           Hewlett-Packard Company
                             3000 Hanover Street
                             Palo Alto, CA 94304
                               (650) 857-1501
 (Name,address and telephone number,including area code,of agent for service)

                      CALCULATION OF REGISTRATION FEE
  -------------------------------------------------------------------------
  Title of                    Proposed         Proposed
  Securities    Amount        Maximum          Maximum          Amount of
  to be         to be         Offering Price   Aggregate        Registration
  Registered    Registered    Per Share        Offering Price   Fee
  --------------------------------------------------------------------------
  See below*      N/A*          N/A*             N/A*             N/A*
  --------------------------------------------------------------------------

 * No additional securities are to be registered, and registration fees were paid upon filing of the original Registration Statements Nos.2-90239, 33-30769, 33-31496, 33-31500, 33-38579, 33-50699,33-52291, 33-58447,
   33-65179, 333-22947, 333-30459 and  333-45231. Therefore, no further registration fee is required.

                          HEWLETT-PACKARD COMPANY
                    POST-EFFECTIVE AMENDMENTS NO. 1 TO
                    REGISTRATION STATEMENTS ON FORM S-8

                             EXPLANATORY NOTE

    These Post-Effective Amendments No. 1, (this "Amendment") to those certain Registration Statements on Form S-8 (File Nos. 2-90239, 33-30769, 33-31496, 33-31500, 33-38579, 33-50699,33-52291, 33-58447, 33-65179,
 333-22947, 333-30459 and 333-45231, collectively the "Registration Statements") are being filed pursuant to Rule 414 under the Securities
 Act of 1933, as amended (the "Securities Act") by Hewlett-Packard Company, a Delaware corporation ("Hewlett-Packard Delaware" or the "Company"), which is the successor to Hewlett-Packard Company, a California corporation ("Hewlett-Packard California"), following a statutory merger effective on May 20, 1998 (the "Merger") for the purpose of changing Hewlett-Packard California's state of incorporation. Prior to the Merger, Hewlett-Packard Delaware had no assets or liabilities other than nominal assets or liabilities. In connection with the Merger, Hewlett-Packard Delaware succeeded by operation of law to all of the assets and liabilities of Hewlett-Packard California. The Merger was approved by the shareholders of Hewlett-Packard California at a meeting for which proxies were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     Except as modified by this Amendment, Hewlett-Packard Delaware, by virtue of this Amendment, expressly adopts the Registration Statements as its own registration statements for all purposes of the Securities Act and the Exchange Act.


                                PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

 Item 3.     Incorporation of Documents by Reference.

     There are hereby incorporated by reference in this Amendment to the Registration Statements the following documents and information heretofore filed with the Securities and Exchange Commission:

    (a) The Company's Annual Report on Form 10-K for the fiscal year ended October 31, 1997, filed pursuant to Section 13 of the Securities Exchange Act, as amended (the "Exchange Act").

    (b) The Company's Quarterly Report on Form 10-Q for the quarter ended January 31, 1998, filed pursuant to Section 13 of the Exchange Act.

    (c) The description of the Company's Common Stock contained in the Company's Registration Statement under the Exchange Act filed on or about November 6, 1957 and the Certificate of Incorporation which appeared as Appendix B to the Company's Proxy Statement for its Annual Meeting of Stockholders held on February 24, 1998.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Amendment to the Registration Statements and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Amendment to the Registration Statements and to be part hereof from the date of the filing of such documents.

 Item 4.     Description of Securities.

             Not applicable.

 Item 5.     Interests of Named Experts and Counsel.

             Not applicable.

 Item 6.     Indemnifications of Directors and Officers.

       The Company's Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for any breach of their duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the General Corporation Law of Delaware, or
 (iv) for any transaction from which the director derived an improper personal benefit.

       The Company's Bylaws provide that the Company shall indemnify its directors and officers and may indemnify its employees and other agents to the fullest extent permitted by law. The Company believes that indemnification under its Bylaws covers at least negligence and gross negligence on the part of indemnified parties. The Company's Bylaws also permit the Company to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the Company would have the power to indemnify him or her against such liability under the General Corporation Law of Delaware. The Company maintains insurance covering its directors and officers against certain liabilities incurred by them in their capacities as such, including among other things, certain liabilities under the Securities Act. The Company currently has secured such insurance on behalf of its officers and directors.

 Item 7.    Exemption from Registration Claimed.

            Not applicable.

 Item 8.    Exhibits.


      Exhibit
      Number      Description
  ---------------------------------------------------------------------------
      23.1        Consent of Independent Accountants.

      23.2        Consent of Counsel.

      24.1 Power of Attorney. (See Power of Attorney on Signature Page.)

 Item 9.     Undertakings.

      (a)  Rule 415 Offering.

           The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2 That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b)  Filings Incorporating Subsequent Exchange Act Documents by
           Reference.

           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c)  Undertakings for Registration Statement on Form S-8.

           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments No. 1 to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on this 15th day of May 1998.

                                           HEWLETT-PACKARD COMPANY

                                           By:/s/ D. Craig Nordlund
                                              -------------------------
                                              D. Craig Nordlund
                                              Associate General Counsel
                                              and Secretary


                             POWER OF ATTORNEY

       KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints D. Craig Nordlund and Ann O. Baskins, jointly and severally his or her attorneys-in fact, with full power of substitution, for him or her in any and all capacities, to sign any amendments to the Registration Statements or this Post-Effective Amendment No. 1 to the Registration Statements, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, these Post-Effective Amendments No. 1, respectively, to the Registration Statements have been signed on the 15th day of May 1998 by the following persons in the capacities indicated.

  Signature                   Title                             Date
  ---------                   -----                             ----

 /s/Lewis E. Platt           Chairman, President and           May 15, 1998
  ------------------------   Chief Executive Officer
  Lewis E. Platt             (Principal Executive Officer)

  /s/Robert P. Wayman         Executive Vice President,        May 15, 1998
  -------------------------   Finance and Administration
  Robert P. Wayman            (Chief Financial Officer)
                              and Director

  /s/ Raymond W. Cookingham   Director                          May 15, 1998
  -------------------------
  (Raymond W. Cookingham)

  /s/Philip M. Condit         Director                          May 15, 1998
  -------------------------
  (Philip M. Condit)

  /s/Thomas E. Everhart       Director                          May 15, 1998
  -------------------------
  (Thomas E. Everhart)

  /s/John B. Fery             Director                          May 15, 1998
  -------------------------
  (John B. Fery)

  /s/Jean-Paul G. Gimon       Director                          May 15, 1998
  -------------------------
  (Jean-Paul G. Gimon)

  /s/Sam Ginn                 Director                          May 15, 1998
  -------------------------
  (Sam Ginn)

  /s/ Richard A. Hackborn     Director                          May 15, 1998
  -------------------------
  (Richard A. Hackborn)

  /s/ Walter B. Hewlett       Director                          May 15, 1998
  -------------------------
  (Walter B. Hewlett)

  /s/George A. Keyworth II    Director                          May 15, 1998
  -------------------------
  (George A. Keyworth II)

  /s/David M. Lawrence,M.D.   Director                          May 15, 1998
  -------------------------
  (David M. Lawrence, M.D.)

  /s/Susan P. Orr             Director                          May 15, 1998
  -------------------------
  (Susan P. Orr)

  /s/David W. Packard         Director                          May 15, 1998
  -------------------------
  (David W. Packard)

                      REGISTRATION STATEMENT ON FORM S-8

                           HEWLETT-PACKARD COMPANY

                             INDEX TO EXHIBITS

 Exhibit No.   Description

  23.1         Consent of Independent Accountants.

  23.2         Consent of Counsel.

  24.1 Power of Attorney. (See Power of Attorney on Signature Page.)

                                                             Exhibit 23.1


                    CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Hewlett-Packard Company of our report dated November 17, 1997, which appears on page 54 of Hewlett-Packard's 1997 Annual Report to Shareholders, which is incorporated by reference in its Annual Report on Form 10-K for the year ended October 31, 1997.

    /s/ Price Waterhouse LLP
   -------------------------
   PRICE WATERHOUSE LLP
   San Jose, California
   May 18, 1998



                                                              Exhibit 23.2


 May 20, 1998

 Hewlett-Packard Company
 3000 Hanover Street
 Palo Alto, California 94304

 Re: Post-Effective Amendment No. 1 to Registration Statements on Form S-8

 Ladies and Gentlemen:

      I have examined the Post-Effective Amendment No. 1 to the Registration Statements on Form S-8 (the "Registration Statement") to be filed by Hewlett-Packard Company, a Delaware corporation (the "Company"), with the Securities and Exchange Commission on or about May 20, 1998 in connection with the registration under the Securities Act of 1933, as amended of shares of the Company's Common Stock, $0.01 par value (the "Shares"), reserved for issuance pursuant to the Company's Foreign Employee Stock Option Conversion Plan, 1987 Director Option Plan, Employee Stock Purchase Plan/Service Anniversary Stock Plan, 1989 Apollo Stock Option Conversion Plan, 1990 Incentive Stock Plan, 1993 Metrix Stock Option Conversion Plan, EESOF Stock Option Conversion Plan, 1995 Incentive Stock Plan, 1997 Director Stock Plan, VeriFone, Inc. Amended and Restated 1992 Non-Employee Directors' Stock Option Plan, VeriFone, Inc. Amended and Restated Incentive Stock Option Plan, VeriFone, Inc. Amended and Restated 1987 Supplemental Stock Option Plan, Enterprise Integration Technologies Corporation 1991 Stock Plan, VeriFone, Inc. Amended and Restated Employee Stock Purchase Plan, VeriFone, Inc. 1997 Non-Qualified Employee Stock Purchase Plan, which Shares were registered by Hewlett-Packard Company, a California corporation, prior to the reincorporation into Delaware.

      It is my opinion that, upon completion of the actions being taken, or contemplated by us as your counsel to be taken prior to the issuance of the Shares, and upon completion of the actions being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares will be legally and validly issued, fully paid and nonassessable.

      You are further advised that I consent to the use of this opinion as an exhibit to the above-mentioned Registration Statement.

 Very truly yours,

 /s/ Ann O. Baskins
 ---------------------------
 Ann O. Baskins
 Assistant Secretary
 And Senior Managing Counsel